Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Bank of America Corporation (the “Company”) does hereby make, constitute and appoint Ross E. Jeffries, Jr., Gary G. Lynch and Lauren A. Mogensen, and each of them (so long as each such individual is an employee of the Company or an affiliate of the Company) acting individually, the undersigned’s true and lawful attorney-in-fact and agent, with power to act without any other and with full and several power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign, in the undersigned’s capacity or capacities as shown below, one or more Registration Statements on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of general obligations of the Company to pay deferred compensation under the Merrill Lynch & Co., Inc. Deferred Compensation Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully for all intents and purposes as the undersigned might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ BRIAN T. MOYNIHAN Brian T. Moynihan	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2013

/s/ BRUCE R. THOMPSON Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	September 19, 2013

/s/ NEIL A. COTTY Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	September 19, 2013

/s/ SHARON L. ALLEN Sharon L. Allen	Director	September 19, 2013

/s/ SUSAN S. BIES Susan S. Bies	Director	September 19, 2013

/s/ JACK O. BOVENDER, JR. Jack O. Bovender, Jr.	Director	September 19, 2013

/s/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	September 16, 2013

/s/ PIERRE J.P. DeWECK Pierre J. P. DeWeck	Director	September 16, 2013

/s/ ARNOLD W. DONALD Arnold W. Donald	Director	September 19, 2013

/s/ CHARLES K. GIFFORD Charles K. Gifford	Director	September 19, 2013

/s/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	Director	September 19, 2013

/s/ LINDA P. HUDSON Linda P. Hudson	Director	September 18, 2013

/s/ MONICA C. LOZANO Monica C. Lozano	Director	September 19, 2013

/s/ THOMAS J. MAY Thomas J. May	Director	September 16, 2013

/s/ LIONEL L. NOWELL, III Lionel L. Nowell, III	Director	September 19, 2013

/s/ CLAYTON S. ROSE Clayton S. Rose	Director	September 19, 2013

/s/ R. DAVID YOST R. David Yost	Director	September 16, 2013